Exhibit 99.2

DAILY NEWS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS
(In thousands) (Unaudited)

	Six months ended
	June 25, 2017	June 26, 2016

Operating revenues	$63,562	$73,647

Operating expenses:
Compensation	43,791	51,923
Newsprint and ink	8,677	9,409
Outside services	8,785	9,835
Other operating expenses	14,332	15,545
Depreciation and amortization	495	585
Total operating expenses	76,080	87,297

Loss from operations	(12,518)	(13,650)
Interest expense, net	(1,419)	(1,444)
Net loss	$(13,937)	$(15,094)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands) (Unaudited)

	Six months ended
	June 25, 2017	June 26, 2016
Net loss	$(13,937)	$(15,094)
Other comprehensive income:
Unrecognized benefit plan losses:
Amortization of actuarial losses and prior service costs to periodic pension cost during the period	2,169	2,126
Other comprehensive income	2,169	2,126
Comprehensive loss	$(11,768)	$(12,968)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands) (Unaudited)

	June 25, 2017	December 25, 2016
Assets
Current assets
Cash	$8,924	$11,162
Accounts receivable (net of allowances of $1,629 and $1,166)	14,465	17,879
Tax credit receivable	—	3,915
Inventories	3,021	2,898
Prepaid expenses and other	4,158	3,414
Total current assets	30,568	39,268

Property, plant and equipment
Land	2,056	2,056
Machinery, equipment and furniture	9,896	9,535
Buildings and leasehold improvements	1,794	1,794
	13,746	13,385
Accumulated depreciation	(4,083)	(3,588)
Property, plant and equipment, net	9,663	9,797

Other assets
Intangible assets, net	1,910	1,910
Other long-term assets	1,384	1,491
Total other assets	3,294	3,401

Total assets	$43,525	$52,466

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
(In thousands) (Unaudited)

	June 25, 2017	December 25, 2016
Liabilities and partners’ deficit
Current liabilities
Current portion of long-term debt and capital leases	$100	$100
Accounts payable	11,137	12,337
Employee compensation and benefits	6,558	8,947
Deferred revenue	2,661	2,601
Amounts due to related parties	102,882	101,683
Other current liabilities	1,779	667
Total current liabilities	125,117	126,335

Non-current liabilities
Long-term debt and capital leases	5,492	5,385
Pension and postretirement benefits payable	26,044	26,415
Other obligations	25,019	25,710
Total non-current liabilities	56,555	57,510

Commitments and contingencies (Note 4)

Partners’ deficit
Partners’ interests	488,884	483,884
Accumulated deficit	(583,898)	(569,961)
Accumulated other comprehensive loss	(43,133)	(45,302)
Total partners’ deficit	(138,147)	(131,379)

Total liabilities and partners’ deficit	$43,525	$52,466

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF PARTNERS’ DEFICIT
(In thousands) (Unaudited)

	Partners’ Interests	Accumulated Deficit	AOCI	Total Deficit

Balance at December 25, 2016	$483,884	$(569,961)	$(45,302)	$(131,379)
Comprehensive loss	—	(13,937)	2,169	(11,768)
Partner contributions	5,000	—	—	5,000
Balance at June 25, 2017	$488,884	$(583,898)	$(43,133)	$(138,147)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended
	June 25, 2017	June 26, 2016
Operating Activities
Net loss	$(13,937)	$(15,094)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	495	585
Allowance for bad debt	626	639
Pension expense	1,798	1,823
Changes in working capital items, excluding acquisitions:
Accounts receivable, net	3,085	2,479
Prepaid expenses, inventories and other current assets	(487)	(266)
Accounts payable, employee compensation and benefits, deferred revenue and other current liabilities	1,642	3,018
Net cash used for operating activities	(6,778)	(6,816)

Investing Activities
Capital expenditures	(360)	(108)
Net cash used for investing activities	(360)	(108)

Financing Activities
Partner contributions	5,000	7,150
Repayment of long-term debt and capital leases	(100)	(100)
Net cash provided by financing activities	4,900	7,050

Net increase (decrease) in cash	(2,238)	126
Cash, beginning of period	11,162	7,994
Cash, end of period	$8,924	$8,120

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1: DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Description of Business—Daily News, L.P., was formed as a Delaware limited partnership on December 30, 1992. Daily News, L.P. together with its subsidiaries (collectively, “NYDN” or the “Company”) is a multimedia news and entertainment provider that publishes the Daily News newspaper, one of the major daily newspapers in the greater New York metropolitan area, , operates the associated NYDailyNews.com website and Daily News mobile platforms and provides commercial printing services. The Daily News has earned 11 Pulitzer prizes. On September 3, 2017, the Company was acquired by tronc, Inc.
Fiscal Periods—The Company’s fiscal year ends on the last Sunday in December. Fiscal year 2017 ends on December 31, 2017 and fiscal year 2016 ended on December 25, 2016. Fiscal year 2017 is a 53-week year with 13 weeks in the first through third quarters and 14 weeks in the fourth quarter. Fiscal year 2016 was a 52-week year with 13 weeks in each quarter.
Basis of Presentation—The accompanying unaudited Consolidated Financial Statements and notes of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10‑Q and Article 10 of Regulation S‑X of the U.S. Securities and Exchange Commission.  Pursuant to such rules and regulations, these financial statements do not include all disclosures required by accounting principles generally accepted in the U.S. for complete financial statements.  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited Consolidated Financial Statements and accompanying notes. Actual results could differ from these estimates. In the opinion of management, the financial statements contain all adjustments necessary to present fairly the financial position of NYDN as of June 25, 2017 and December 25, 2016 and the results of operations and cash flows for the six months ended June 25, 2017 and June 26, 2016. This includes all normal and recurring adjustments and elimination of intercompany transactions. Results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. The Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. The accompanying financial statements and notes thereto should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto as of December 25, 2016 and December 27, 2015 and for the three fiscal years in the period ended December 25, 2016.
Management has evaluated subsequent events through November 20, 2017, the date the financial statements were available to be issued.
NOTE 2: RELATED PARTY TRANSACTIONS
The Company utilizes the services of an affiliate, under common ownership, primarily for certain management related services. For the six months ended June 25, 2017 and June 26, 2016, the Company was charged approximately $1.6 million and $1.1 million respectively, by the affiliate for such services. These charges were recognized primarily in compensation expense.
The Company provides certain of its affiliates, under common ownership, with recordkeeping, payroll, human resources, legal, shared real estate services and information systems related services. For the six months ended June 25, 2017 and June 26, 2016, the Company billed the affiliates $2.0 million, and $1.5 million respectively, for such services. These amounts were recognized primarily as reductions of compensation and other operating expenses.
One of the Class A Limited Partners of the Company is entitled to a guarantee fee computed on a weighted average basis of 1% of the amount of Company debt guaranteed by such partner.
The Company is signatory to three note payable agreements dated February 23, 2009 and a subsequent amendment dated March 11, 2011 to three family trusts set up by one of the Class A Limited Partners which have an accumulated principal balance as of June 25, 2017 of $65.7 million. The notes are payable on demand and interest of $1.2 million was accrued at an interest rate of 3.72% for each of the six month periods ended June 25, 2017 and June 26, 2016. Any loans

DAILY NEWS, L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

made by the partners are nonrecourse in relation to the other partners. The notes and related accrued interest are guaranteed by one of the Class A Limited Partners.
The following table summarizes the amounts due to related parties as of June 25, 2017 and December 25, 2016 (in thousands):

	June 25, 2017	December 25, 2016

Notes payable	$69,779	$69,779
Accrued interest	25,936	24,737
Accrued guarantee fees	7,167	7,167
Total amounts due to related parties	$102,882	$101,683
NOTE 3: INVENTORIES
Inventories consisted of the following (in thousands):

	As of
	June 25, 2017	December 25, 2016
Newsprint	$2,178	$1,973
Supplies and other	843	925
Total inventories	$3,021	$2,898
Inventories are stated at the lower of cost or net realizable value determined using the first-in, first-out (“FIFO”) basis for all inventories.
NOTE 4: CONTINGENCIES
Legal Proceedings
From time to time, the Company is involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. Management routinely assesses the likelihood of adverse judgments or outcomes in these matters, as well as the ranges of probable losses to the extent losses are reasonably estimable. Accruals for contingencies are recorded when, in the judgment of management, adverse judgments or outcomes are probable and the financial impact, should an adverse outcome occur, is reasonably estimable. The determinations of likely outcomes of litigation matters relates to factors that include, but are not limited to, past experience and other evidence, interpretation of relevant laws or regulations and the specifics and status of each matter. Predicting the outcome of claims and litigation and estimating related costs and financial exposure involves substantial uncertainties that could cause actual results to vary materially from estimates and accruals.
In the opinion of management, liabilities, if any, arising from currently existing claims against the Company would not have a material adverse effect on the Company’s results of operations, liquidity or financial condition.

DAILY NEWS, L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

NOTE 5: ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Accumulated other comprehensive income (loss) consists solely of pension and postretirement benefit adjustments. The following table sets forth the activity of accumulated other comprehensive income (loss) (in thousands):

Total
Balance at December 25, 2016	45,302
Amounts reclassified from AOCI	(2,169)
Balance at June 25, 2017	43,133
The following table presents the amounts and line items in the Consolidated Statements of Loss where adjustments reclassified from accumulated other comprehensive income (loss) were recorded during the six months ended June 25, 2017 and June 26, 2016 (in thousands):

	Six Months Ended
Accumulated Other Comprehensive Income (Loss) Components	June 25, 2017	June 26, 2016	Affected Line Items in the Consolidated Statements of Loss
Pension and postretirement benefit adjustments:
Amortization of actuarial losses	2,169	2,126	Compensation
Total reclassifications for the period	$2,169	$392
NOTE 6: SUBSEQUENT EVENT
On September 3, 2017, TRX Pubco, LLC (the “Acquiror”), a wholly-owned, indirect subsidiary of tronc, Inc., acquired the Company, pursuant to a Partnership Interest Purchase Agreement, entered into on the same date, among Mortimer B. Zuckerman, New DN Company, The Mortimer B. Zuckerman 1983 Family Trust (collectively, the “Sellers”), the Company, the Acquiror, Tribune Publishing Company, LLC (a subsidiary of the Company), New DN Company as the Sellers’ Representative and the Management Trust defined therein.